EXHIBIT 99.1

Andrew Corporation
10500 West 153rd Street, Orland Park, IL USA 60462 Tel: 708-349-3300 www.andrew.com

Analyst/Investor Contact:

Marty Kittrell

Chief Financial Officer

708-873-3600

Scott Malchow

Investor Relations

708-873-8515

Media Contact:

Rick Aspan

Corporate Communications

708-349-5166

Andrew Corporation Updates Fourth Quarter Guidance

ORLAND PARK, IL, September 23, 2004 – Andrew Corporation, a global communications systems equipment supplier, has updated its previously issued guidance for the fourth quarter of fiscal 2004, with revenues now estimated to be in the range of $450 million to $470 million and a GAAP loss in the range of $0.04 to $0.08 per share, which includes non-cash intangible amortization, restructuring costs and provisions related to exiting certain product lines of approximately $0.10 to $0.11 per share.  This compares with previous guidance for sales in the range of $460 million to $490 million and GAAP earnings of $0.04 to $0.07 per share, including non-cash intangible amortization and restructuring costs of approximately $0.06 per share.

“In North America, recent GSM-based operator consolidation activity, as well as the effect of other operators who have yet to commit to next-generation technology, has put significant pressure on the current quarter’s revenues and margins,” said Ralph Faison, president and chief executive officer, Andrew Corporation.  “As these operators complete their consolidation and decide on their technology direction, we expect revenue and margins to improve.  Our margins also are being unfavorably impacted by higher raw material costs, particularly copper, steel and petrochemicals, which partially will be offset by our recent price increases.  Finally, we continue to be impacted by supply chain start-up costs associated with new products.

“Despite these current issues, the long-term market fundamentals of the wireless infrastructure industry continue to be positive.  We are focused on enhancing our market-leading position and improving financial performance for fiscal 2005.”

Ralph Faison, president and chief executive officer, is scheduled to present at the Banc of America Securities Investment Conference on Thursday, September 23, 2004, at 11:30 a.m. CT.  The conference is being held at the Ritz Carlton Hotel in San Francisco, California.  Investors may listen to a live audio webcast of the conference call at www.andrew.com.

Additionally, the company will announce financial results for the fourth quarter of fiscal 2004 on Thursday, October 28, and discuss results with investors at 8:00 a.m. CT.  Investors may listen to a live audio webcast of the conference call at www.andrew.com.

About Andrew

Andrew Corporation (NASDAQ:ANDW) designs, manufactures and delivers innovative and essential equipment and solutions for the global communications infrastructure market. The company serves operators and original equipment manufacturers from

One Company. A World of Solutions.

facilities in 33 countries.  Andrew (www.andrew.com), headquartered in Orland Park, IL, is an S&P 500 company founded in 1937.

Forward Looking Statements

Some of the statements in this news release are forward looking statements and we caution our stockholders and others that these statements involve certain risks and uncertainties. Factors that may cause actual results to differ from expected results include the company’s ability to integrate acquisitions and to realize the anticipated synergies and cost savings, the effects of competitive products and pricing, economic and political conditions that may impact customers’ ability to fund purchases of our products and services, the company’s ability to achieve the cost savings anticipated from cost reduction programs, fluctuations in international exchange rates, the timing of cash payments and receipts, end use demands for wireless communication services, the loss of one or more significant customers, and other business factors. Investors should also review other risks and uncertainties discussed in company documents filed with the Securities and Exchange Commission.